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                                 Exhibit 10.25

                              SECOND AMENDMENT TO
                          LOAN AND SECURITY AGREEMENT

     This Second Amendment (the "Amendment"), dated as of June 30, 2001, is between U.S. Bank National Association (the "Bank") and Geographics, Inc. (the "Borrower").


                                    RECITALS

     A. Bank and Borrower are parties to a Loan and Security Agreement dated December 22, 1999, as amended by the First Amendment to Loan and Security Agreement dated April 17, 2000 (as amended, the "Loan Agreement").

     B. Borrower is in material default of the existing financial covenants contained in Section 7.25, 7.26, 7.27 and 7.28 of the Loan Agreement (the "Financial Covenants").

     C. Bank and Borrower desire to amend the Loan Agreement as provided herein.

                                   AGREEMENT

     NOW, THEREFORE, the Bank and Borrower hereby agree as follows:

     1. Definitions.

     (a) Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

     (b) "Real Estate Sublimit" shall mean (i) from July 1, 2001 through and including September 30, 2001, $1,750,000.00, and (ii) October 1, 2001 and thereafter, $1,000,000.00.

     (c) "Subordinated Creditors" shall mean the persons identified on the attached Schedule A.

     (d) "Subordinated Note" shall mean the promissory notes dated April 27, 2001, executed by the Borrower, in favor of Subordinated Creditors, in the aggregate original principal amount of $1,200,000.00.

     2. Collateral Obligation Ratio. Section 4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                        "4. COLLATERAL-OBLIGATION RATIO

     Without Bank's written consent, Borrower shall not at any time permit the sum of the aggregate amount of those Obligations reflected by the loan account ledger for The Revolving

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Credit Facility plus all Letter of Credit Liabilities to exceed the lesser of
$9,500,000.00 or the total sum of:

          4.1 Seventy-five percent (75%) of the amount owing on Qualified Accounts (after deducting payments on Qualified Accounts which are in the process of collection by the Bank); plus

          4.2 Fifty percent (50%) of Qualified Inventory at cost or wholesale market value, whichever is lower, up to a maximum of $3,500,000.00; plus

          4.3 Fifty percent (50%) of the face amount of outstanding import letters of credit issued by the Bank, on behalf of Borrower, to secure the purchase price of inventory purchased from Shern Diau, or other vendors approved by the Bank, for Borrower's "Geofile" product line, provided that Borrower shall not include in Qualified Inventory any of the purchased inventory relating to any letter of credit included in this Section 4.3; plus

          4.4 the Real Estate Sublimit; less

          4.5 the Reserves for Returns; less

          4.6 such reserves as Bank, in its sole discretion, deems necessary or appropriate, taking into account the Borrower's and Borrower's Customers' financial condition and prospects, the nature and condition of the Collateral, applicable contingencies and any other factor deemed material by Bank.

          In addition to other required payments, Borrower shall pay Bank, in reduction of the Obligations owing to Bank at any time, such sums as may be necessary from time to time to maintain the foregoing ratios and to comply with the foregoing advance limits. Such ratio is stated only for the purpose of advances under this Agreement and not for valuation of the Collateral.

     3. Net Income. Section 7.25 of the Loan Agreement is hereby amended and restated as follows:

          7.25 Net Income. Borrower and its Subsidiaries shall, on a consolidated basis, achieve Net Income of at least ($400,000.00) for its fiscal quarter ending June 30, 2001.

     4. Net Worth. Section 7.26 of the Loan Agreement is hereby amended to delete "$8,500,000.00" and replace it with "$5,250,000.00."

     5. Debt Service, EBIT/Interest. Sections 7.27 and 7.28 of the Loan Agreement are hereby deleted.

     6. Term and Termination. Section 10 of the Loan Agreement is hereby amended to delete "December 22, 2001" and replace it with "September 30, 2001".

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     7. Subordinated Debt and Security Interest. Bank hereby consents to (a)
Borrower's subordinated debt of $1,200,000.00 to the Subordinated Creditors, as evidenced by the Subordinated Note; and (b) the Subordinated Creditors' subordinated security interest in the Blaine Property and Borrower's fixed assets.

     8. Business Plan. On or before August 15, 2001, Borrower shall furnish to Bank a Business Plan (as defined hereinafter) for Borrower for the fiscal year of Borrower ending March 31, 2002, in form and content satisfactory to Bank. For purposes of this paragraph, "Business Plan" shall mean a statement prepared by Borrower's management of management's intentions and projections with regard to anticipated business developments or objectives relating to Borrower's business, including (a) a statement of Borrower's projected Inventory and sales, (b) an operating and capital budget, (c) information regarding projected collateral levels that show that the Bank will continue to have sufficient collateral to support the Obligations; and (d) projections of (i) monthly balance sheets of Borrower, for such fiscal year of Borrower, (ii) monthly statements of income and expense and of shareholders' equity of Borrower, for such fiscal year of Borrower, and (iii) monthly budgets of capital expenditures to be incurred by the Borrower during such fiscal year of Borrower. The Business Plan shall be in reasonable detail and certified by the President of Borrower as having been prepared in good faith and to the best knowledge and ability of Borrower. Borrower shall, promptly upon any material revision of any of the foregoing, provide a copy of such revision to Bank.

     9. Waiver. Lender hereby waives the default by Borrower under the Financial Covenants, of which Lender has received written notice from Borrower and which is recognized in the Preliminary Recitals set forth above, existing as of or prior to the date of this Amendment. The foregoing waiver does not, however, (a) constitute a waiver of any other term, covenant or agreement contained in the Loan Agreement, or (b) excuse strict compliance by Borrower with all of the terms, covenants and agreements contained in this Amendment and in the Loan Agreement, as amended hereby, in the future.

     10. Conditions to Effectiveness of this Agreement. This Amendment shall not be effective until this Amendment shall have been fully executed and delivered to Bank and Bank shall have received the following in form and substance satisfactory to Bank.

          (a) The Subordination Agreement allowing the Subordinated Note; and

          (b) Corporate Resolutions of Borrower authorizing this Amendment accompanied by an Officer's Certificate signed by an officer of Borrower.

     11. Effect of Amendment. Except as amended hereby, the Loan Agreement shall remain in full force and effect.

     12. Attorneys' Fees. The Borrower agrees to pay all reasonable attorneys' fees of Bank relating to this Amendment and all amendments, modifications and supplements hereto.

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     13. Law Governing. This Amendment shall be governed by the laws of the
State of Wisconsin.

     14. Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

     15. Release of Bank. In consideration of the accommodations by Bank hereunder, Borrower does hereby, on behalf of itself, its agents, insurers, successors and assigns, release, acquit and forever discharge Bank and Bank's affiliates, together with all of their present and former directors, officers, agents and employees, from any and all claims, demand or causes of action of any kind, nature or description whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrower has had, now has or has made claim to have against any such party or by reason of any act, omission, matter, cause or thing whatsoever from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown, except Bank's executory obligations under the Loan Agreement as hereby amended. Notwithstanding the foregoing, nothing herein shall be construed as a release of Bank's liability for gross negligence or willful misconduct.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                    BORROWER:

                                    Geographics, Inc.

                                    By: /s/ James L. Dorman
                                       -----------------------------------------
                                        James L. Dorman, Chief Executive Officer


                                    BANK:

                                    U.S. Bank National Association

                                    By: /s/ Dennis J. Ciche
                                       -----------------------------------------
                                        Dennis J. Ciche, Vice President

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                                   SCHEDULE A

                            [Subordinated Creditors]


Creditor                                             Subordinated Debt
--------                                             -----------------
James L. Dorman                                      $100,000

W.T. Grahm                                           $50,000

Debra A. Horvath                                     $10,000

Ernest E. Horvath                                    $30,000

Pamela C. Horvath                                    $30,000

J.B.H. Kwok                                          $100,000

L&D Investments LLP                                  $100,000

Marvan Partners II, LLC                              $200,000

Roger R. Mayer                                       $50,000

Susan and Larry Olsen                                $30,000

William C. Stevens                                   $150,000

Jacob C. Turner                                      $100,000

Zilber Family Partnership LLP                        $200,000

Arthur Wigchers                                      $50,000